UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material pursuant to § 240.14a-11(c) of § 240.14a-12.

THERMOENERGY CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ThermoEnergy Corporation

1300 Tower Building

323 Center Street

Little Rock, AR 72201

May 20, 2005

Dear Shareholders:

It is my pleasure to invite you to ThermoEnergy Corporation’s 2005 Annual Meeting of Shareholders. We will hold the meeting on Thursday, June 16 at 10:00 a.m., at the Millennium Broadway Hotel, 145 West 44th Street, New York, New York, USA 10036-4012. During the meeting, we will discuss each item of business described in the Notice of Annual Meeting of Shareholders and Proxy Statement and give a report on ThermoEnergy’s business operations. There will also be time for questions.

This package includes the Notice of Annual Meeting of Shareholders, the Proxy Statement, a Proxy Card and ThermoEnergy’s Annual Report filed on Form 10-KSB with the Securities and Exchange Commission for the fiscal year ended December 31, 2004. The Proxy Statement provides information about ThermoEnergy in addition to describing the business that will be conducted at the meeting.

We hope you will be able to attend the meeting. Whether or not you expect to attend, please vote your shares as described in the instructions on the Proxy Card and sign and return the Proxy Card in the enclosed envelope or vote in person at the meeting. If you choose to attend the meeting in person, you may revoke your proxy and personally cast your vote.

ThermoEnergy’s Board of Directors and management look forward to greeting those shareholders who are able to attend.

Sincerely,

/s/ DENNIS C. COSSEY
Dennis C. Cossey
Chairman, Chief Executive Officer and Secretary

Notice of Annual Meeting of Shareholders

To the Shareholders of ThermoEnergy Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of ThermoEnergy Corporation, will be held Thursday, June 16, at 10:00 a.m., local time, at the Millennium Broadway Hotel, 145 West 44th Street, New York, New York, USA 10036-4012, for these purposes:

1.	To elect two (2) members to serve on ThermoEnergy’s Board of Directors until the 2008 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Kemp & Company as independent auditors of ThermoEnergy for the fiscal year ending December 31, 2005; and

3.	To consider and act upon such other business as may be properly presented to the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The Board of Directors has fixed the close of business on May 16, 2005, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any postponement or adjournment.

A Proxy Card, ThermoEnergy’s Proxy Statement and its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, are enclosed with this Notice of Annual Meeting of Shareholders. ThermoEnergy’s Board of Directors recommends that you vote FOR election of the nominees for director named in the Proxy Statement and FOR ratification of the appointment of Kemp & Company as independent auditors for fiscal year 2005.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage prepaid envelope provided for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

By order of the Board of Directors,

/s/ DENNIS C. COSSEY
Dennis C. Cossey, Chairman, Chief Executive Officer and Secretary

May 20, 2005

Little Rock, Arkansas

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

- i -

THERMOENERGY CORPORATION

1300 Tower Building

323 Center Street

Little Rock, Arkansas 72201

Telephone 501.376.6477

Facsimile 501.244.9203

May 20, 2005

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

A:	The Board of Directors of ThermoEnergy Corporation (“ThermoEnergy”) is soliciting your proxy to vote at the Annual Meeting of Shareholders because you were a shareholder of ThermoEnergy as of the close of business on May 16, 2005, the record date, and are therefore entitled to vote at the meeting.

This Proxy Statement and Proxy Card, along with the Annual Report on Form 10-KSB for the fiscal year 2004, are being mailed to shareholders as of the record date beginning on or about May 20, 2005. The Proxy Statement summarizes the information you need to know to vote at the meeting. You do not need to attend the meeting to vote your shares.

What am I voting on?

A:	Election of two directors, Andrew T. Melton and Alexander G. Fassbender, to each serve a three-year term until the 2008 Annual Meeting of Shareholders of ThermoEnergy, or until their respective successors are elected or appointed.

Ratification of the appointment of Kemp & Company as independent auditors for fiscal year 2005.

The Board of Directors recommends a vote FOR election of the nominees to the Board of Directors and FOR ratification of the appointment of Kemp & Company as independent auditors for fiscal year 2005.

What is the voting requirement to elect the directors and to ratify the appointment of Kemp & Company as independent auditors?

A:	For the election of the directors, the nominees, must receive the affirmative vote of a plurality of the votes cast. The proposal to ratify the appointment of Kemp & Company as independent auditors requires the affirmative vote of a majority of the votes cast. The voting requirements given in this answer assume that a quorum is present.

How many votes do I have?

A:	You are entitled to one vote for each share of ThermoEnergy’s common stock that you hold. Shareholders do not have cumulative voting rights.

How do I vote?

A:	You may vote using any of the following methods:

(1)	Complete, sign and date the Proxy Card you receive and return it in the prepaid envelope; or

(2)	In person at the Annual Meeting of Shareholders.

If you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote FOR the election of the nominees for director and FOR ratification of Kemp & Company as independent auditors for 2005.

What can I do if I change my mind after I vote my shares?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting of Shareholders by:

(1)	Sending written notice of revocation to the Secretary of ThermoEnergy;

(2)	Submitting a new paper ballot, after the date of the revoked proxy; or

(3)	Attending the Annual Meeting of Shareholders and voting in person.

You may also be represented by another person at the meeting by executing a proper proxy designating that person.

What constitutes a quorum?

A:	As of the record date, 22,608,445 shares of common stock were outstanding. A majority of the outstanding shares (or 11,304,223 shares), present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the meeting. If you submit a properly executed proxy, then you will be considered part of the quorum. If you are present or represented by proxy at the meeting and you abstain, you will count toward a quorum, however, your abstention, as well as broker non-votes, will not be part of the voting power present and will not affect the outcome of the vote.

Who can attend the Annual Meeting of Shareholders?

A:	All shareholders as of the record date may attend the Annual Meeting of Shareholders.

Are there any shareholders that own more than 5% of ThermoEnergy’s outstanding common stock?

A:	As of March 23, 2005, Dennis Cossey, Dan Cowart, the Estate of P.L. Montesi and Robert Trump each beneficially owned more than 5% of ThermoEnergy’s outstanding common stock.

When are the shareholder proposals due for the 2006 Annual Meeting of Shareholders?

A:	In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by December 31, 2005, to Dennis Cossey, Chairman, Chief Executive Officer and Secretary, ThermoEnergy Corporation, 1300 Tower Building, 323 Center Street, Little Rock, Arkansas 72201.

If you notify us after March 1, 2006 of an intent to present a proposal at ThermoEnergy’s 2006 Annual Meeting of Shareholders, we will have the right to exercise discretionary voting authority with respect to your proposal, if presented at the meeting, without including information regarding it in our proxy materials.

What happens if the nominees for director are unable to serve as directors?

A:	If a nominee becomes unavailable for election, which we do not expect, votes will be cast for the substitute nominee or nominees who may be designated by the Board of Directors.

Who will be responsible for soliciting proxies?

A:	ThermoEnergy has not hired nor paid for assistance in the distribution of proxy materials and solicitation of votes. Employees, officers and directors of ThermoEnergy may solicit proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of common stock.

I. PROPOSAL FOR ELECTION OF DIRECTORS

Unless otherwise directed in the proxy, the person named in the enclosed proxy card, or his substitute, will vote the proxy for the election of Andrew T. Melton and Alexander G. Fassbender to the Board of Directors.

ThermoEnergy has authorized seven positions on its Board of Directors. As provided in ThermoEnergy’s bylaws, six members of the Board of Directors are to serve staggered three-year terms with two members standing for election each year. One member is to serve a five year term.

At the Annual Meeting of Shareholders, two directors are to be elected, each for a three year term expiring in 2008. ThermoEnergy typically maintains a Board of seven directors, with two directors each serving a three-year term, while one director serves a term of five years. Due to the resignation of Jerald H. Sklar and the death of P.L. Montesi, there remain no directors in the class whose term expires in 2005. To compensate for this temporary situation and to maintain a staggered board of three classes as provided in ThermoEnergy’s bylaws, at the Board of Director’s request, Andrew T. Melton has agreed to withdraw from his current director class and stand for election in the class of directors whose term expires in 2008, effective upon the date of the Annual Meeting. Mr. Melton was originally elected to the Board of Directors in 1997. In addition, Alexander G. Fassbender has agreed to stand for election in the class of directors whose term expires in 2008. Currently, Mr. Fassbender serves as Executive Vice President of Technology for ThermoEnergy. After the election of two directors at the meeting, ThermoEnergy will have six directors, including the four continuing directors whose present terms extend beyond the meeting. ThermoEnergy will continue to seek out a qualified candidate to fill the Board seat remaining vacant after the Annual Meeting. Information on the nominees and continuing directors follows:

NOMINEES

Andrew T. Melton, age 58, has served as a director of ThermoEnergy since September 1997. Mr. Melton also serves as chairman of ThermoEnergy’s Audit Committee and as a member of its Compensation and Benefits Committee. Mr. Melton is currently President and principal shareholder of Solomon Equities, Inc., located in Irving, Texas that he started in January 1999. On August 26, 2004, Solomon Equities Inc., d/b/a Trail Dust Steak House of Denton filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Northern District of Texas. From January 1997 to January 1999, Mr. Melton served as Chief Executive Officer and the principal shareholder of Solomon Financial Inc., a company specializing in financing Canadian imports to the US. Mr. Melton is a certified public accountant and received an MBA in finance and a Bachelor of Science degree in economics from Louisiana Tech University. From 1986 to 1994, Mr. Melton served as Executive Vice President, Chief Financial Officer and Treasurer of Worthen Banking Corporation, Little Rock, Arkansas. From 1995 to 1998, Mr. Melton was Vice President with Merrill Capital Markets in Little Rock, Arkansas.

Alexander G. Fassbender, age 51, has served as Executive Vice President of Technology since November 1998. Prior to joining ThermoEnergy, Mr. Fassbender was Manager of Technology Commercialization at BMI Pacific Northwest Laboratories. He had held various positions with BMI since 1976. Mr. Fassbender received his BS (Chemical Engineering) in 1976 from the University of California, Berkeley, and his MBA in 1980 and his MS (Chemical Engineering) in 1988, both from the University of Washington, Seattle.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES.

DIRECTORS WHOSE TERMS EXPIRE IN 2006

Dennis C. Cossey, age 58, has served as Chairman of the Board of Directors since 1990 and is the director with a five-year term. Mr. Cossey has been the Chief Executive Officer and a director of ThermoEnergy since 1988. Prior to joining ThermoEnergy, Mr. Cossey served in executive and sales positions at a number of companies, including IBM Corporation and Peter Kiewit and Sons Engineering. Mr. Cossey is a member of the American Society of Naval Engineers, the US Naval Institute, the Society of Naval Architects and Marine Engineers and the Association of Energy Engineers.

Dr. Paul A. Loeffler, age 57, has served as a director of ThermoEnergy since September 1997. Dr. Loeffler also serves as a member of ThermoEnergy’s Compensation and Benefits Committee. Dr. Loeffler is a professor of chemistry at Sam Houston State University, Huntsville, Texas. He has been in this position since 1985, and has been with the chemistry department of Sam Houston State University since 1975. Dr. Loeffler received his Ph.D. and MA in inorganic chemistry from Rice University. Dr. Loeffler also serves as a member of the Board of Directors and was the associate director of the Texas Regional Institute for Environmental Studies in Huntsville, Texas from 1992 until 2002.

DIRECTORS WHOSE TERMS EXPIRE IN 2007

John F. Corcoran, age 63, has served as a director of ThermoEnergy since 2001. Mr. Corcoran also serves as a member of ThermoEnergy’s Audit Committee. Mr. Corcoran is a Senior Vice President of the Norfolk Southern Corporation, with responsibility for public affairs and lobbying on both the state and federal levels.

Dr. Louis J. Ortmann, DDS, age 67, has served as a director of ThermoEnergy since 1991. Dr. Ortmann also serves as chairman of ThermoEnergy’s Compensation and Benefits Committee and as a member of its Audit Committee. Dr. Ortmann is an associate dentist with Louis J. Ortmann Dental Clinic, Inc., in Festus, Missouri. Dr. Ortmann is a graduate of the University of St. Louis.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has two standing committees: the Compensation and Benefits Committee and the Audit Committee. Members of the individual committees are named below:

Compensation and Benefits	Audit
Dr. Louis J. Ortmann, Chairman	Andrew T. Melton, Chairman
Dr. Paul A. Loeffler	Dr. Louis J. Ortmann
Andrew T. Melton	John F. Corcoran

Compensation and Benefits Committee. This committee is made up of independent directors and makes recommendations to the Board of Directors on compensation generally, executive officer salaries, bonus awards, stock option grants, special awards and supplemental compensation. The Compensation and Benefits Committee consults generally with management on matters concerning executive compensation and other compensation issues where Board of Directors or shareholder action is contemplated.

Audit Committee. This committee is made up of independent directors and oversees ThermoEnergy’s financial reporting process and internal controls. The Audit Committee is governed by a written charter approved by the Board of Directors. The charter sets out the Audit Committee’s membership requirements and responsibilities. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement. As part of its duties, the Audit Committee consults with management and ThermoEnergy’s independent auditors during the year on matters related to the annual audit, internal controls, the published financial statements and the accounting principles and auditing procedures being applied. The Audit Committee reviews the independent accountants’ audit fees, discusses relationships with the auditor, and reviews non-audit services to ensure no compromise of independence and selects the independent accounting firm to serve as ThermoEnergy’s auditors. ThermoEnergy believes that all members of the Audit Committee are independent, as such term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (“NASD”), and Andrew T. Melton, based upon his training and experience, qualifies as an audit committee financial expert.

NOMINATIONS

The Board of Directors does not have a standing Nominating Committee. The Board of Directors believes that it is appropriate not to have a standing Nominating Committee because of the small size of ThermoEnergy and its Board of Directors. Accordingly, the entire Board of Directors performs the functions of a Nominating Committee by collectively considering nominations to the Board of Directors. The Board of Directors identifies the individuals to become members of the Board of Directors and selects those candidates to be presented for shareholder approval at the Annual Meeting of Shareholders.

In addition, the Board of Directors will consider director candidates recommended by the shareholders if a nominating shareholder complies with the following requirements. If a shareholder wishes to recommend a candidate to the Board of Directors for consideration as a Board of Director’s nominee, the shareholder must submit in writing to the Board of Directors the nominee’s name and a brief resume setting forth the nominee’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. This information must be delivered to the Chairman of ThermoEnergy at ThermoEnergy’s address and must be received no later than December 31 in any year to be considered as a potential director nominee at the Annual Meeting of Shareholders for the following year. The Board of Directors may request additional information if it determines a potential candidate may be an appropriate nominee.

SHAREHOLDER COMMUNICATIONS

The Board of Directors does not have a formal policy for shareholder communications to the Board of Directors. The small size of the Board of Directors and the simple administrative structure of ThermoEnergy permits shareholders to have easy access to ThermoEnergy’s management and its directors for any communications, including those pertaining to director nominations as set forth above. Shareholder inquiries, suggestions and other communications may be directed to ThermoEnergy’s Chairman, Chief Executive Officer and Secretary at ThermoEnergy’s offices in Little Rock, Arkansas.

CODE OF ETHICS

Because of the limited scope of ThermoEnergy’s operations and the degree to which the Board of Directors monitors activities of ThermoEnergy’s executive officers, ThermoEnergy has not a adopted formal, written code of ethics applicable to its Chief Executive Officer, Principal Financial Officer or other personnel performing similar functions; however, ThermoEnergy plans to formulate and adopt such a code during its 2005 fiscal year. Upon adoption, ThermoEnergy will file a copy of the code of ethics with the Securities and Exchange Commission or post the text of such code on ThermoEnergy’s website.

BOARD OF DIRECTORS AND BOARD OF DIRECTORS’ COMMITTEE MEETINGS

In 2004, the Board of Directors conducted four formal meetings, the Compensation and Benefits Committee reported no formal meetings and the Audit Committee reported one formal meeting. There also were several informal meetings and actions taken by written consent. All directors, other than John F. Corcoran, attended, either in person or by teleconference, at least 75% of the aggregate number of the meetings of the Board of Directors and the meetings of any committees on which they served.

COMPENSATION OF DIRECTORS

Each director who is not a ThermoEnergy employee is compensated annually for services as a director by the grant of non-qualified options under ThermoEnergy’s stock option plan approved at the 1997 Annual Meeting of Shareholders (the “1997 Plan”). During 2004, each director received non-qualified options to purchase 3,000 shares of common stock at the fair market value of the shares on the date the options were granted. Directors do not currently receive any other compensation for serving as directors. Directors who are ThermoEnergy employees do not receive any additional compensation for their services as directors. ThermoEnergy reimburses all directors for reasonable travel and other necessary business expenses incurred in the performance of their duties.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

Except as otherwise indicated, the following table sets forth certain information with respect to the beneficial ownership of shares of common stock as of March 23, 2005 by: (i) each shareholder of ThermoEnergy that ThermoEnergy believes currently holds more than a 5% beneficial interest in the common stock; (ii) each existing director of ThermoEnergy; (iii) each of ThermoEnergy’s existing executive officers; and (iv) all directors and executive officers as a group. Except as otherwise indicated, ThermoEnergy believes that the beneficial owners of the shares of common stock listed below, based on information furnished by the owners and/or from information contained in reports filed by the beneficial owner with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have sole voting and investment power with respect to the shares.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percent of Class (3)
Dan Cowart 3295 River Exchange Drive Suite #170 Norcross, GA 30092	1,499,005	(4)	6.6%

Robert Trump 167 E. 61st Street New York, NY 10021	4,534,560	(5)	18.7%

Estate of P.L. Montesi	2,120,533	(6)	9.1%
Dennis C. Cossey	2,091,644	(7)	9.0%
Alexander G. Fassbender	941,573	(8)	4.3%
John F. Corcoran	61,500	(9)	*
Dr. Paul A. Loeffler	56,900	(10)	*
Andrew T. Melton	50,500	(11)	*
Dr. Louis J. Ortmann	524,241	(12)	2.3%
All directors and executive officers as a group (5 persons)	3,824,358	(13)	16.0%

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Except as otherwise indicated in the beneficial ownership table, the address for each person listed is: c/o ThermoEnergy Corporation, 1330 Tower Building, 323 Center Street, Little Rock, AR 72201.

(2)	Includes shares as to which such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power, as these terms are defined in Rule 13d-3(a) of the Exchange Act. Shares of common stock underlying options to purchase shares of common stock and securities convertible into shares of common stock, which are exercisable or convertible, or become exercisable or convertible, within 60 days after March 23, 2005 are deemed to be outstanding with respect to a person or entity for the purpose of computing the outstanding shares of common stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.

(3)	Based on 22,608,445 shares of common stock issued and outstanding on March 23, 2005.

(4)	This beneficial ownership information is based on information contained in a Schedule 13D/A dated July 14, 2003 and filed with the U.S. Securities and Exchange Commission on October 20, 2003. Also includes 120,000 shares of common stock held by a Georgia limited partnership whose sole general partner is a Georgia limited liability company of which Mr. Cowart is the majority owner and sole manager. Mr. Cowart disclaims beneficial ownership of 100,000 shares of common stock owned by certain irrevocable trusts for the benefit of Mr. Cowart’s minor children. Mr. Cowart’s spouse, Kristina T. Cowart, is the sole trustee of each of these trusts. Such shares are not included in the number of shares reported as beneficially owned by Mr. Cowart.

(5)	This beneficial ownership information is based on information contained in a Schedule 13D/A dated October 7, 2003 and filed with the U.S. Securities and Exchange Commission on December 1, 2004. Includes 2,823,456 shares of common stock owned directly by Mr. Trump.

(6)	Includes 1,395,533 shares of stock owned directly by the estate of Mr. Montesi, by members of Mr. Montesi’s family or jointly with ThermoEnergy’s Chief Executive Officer, Dennis Cossey. Also includes: 725,000 shares of common stock issuable upon the exercise of options to purchase shares of common stock.

(7)	Includes 1,366,644 shares of stock owned directly by Mr. Cossey or jointly with the estate of Mr. Montesi. Also includes: 725,000 shares of common stock issuable upon the exercise of options to purchase shares of common stock.

(8)	Includes 566,573 shares of stock owned directly by Mr. Fassbender. Also includes 375,000 shares of common stock issuable upon the exercise of options to purchase shares of common stock.

(9)	Consists of 3,000 shares of stock owned directly by Mr. Corcoran and 58,500 shares of common stock issuable upon the exercise of options to purchase shares of common stock.

(10)	Includes 5,000 shares of stock owned directly by Dr. Loeffler. Also includes 51,900 shares of common stock issuable upon the exercise of options to purchase shares of common stock.

(11)	Consists of 3,000 shares of stock owned directly by Mr. Melton and 47,500 shares of common stock issuable upon the exercise of options to purchase shares of common stock.

(12)	Includes (i) 472,431 shares of common stock owned directly by Dr. Ortmann and his wife and beneficially through the Dr. Louis J. Ortmann Dental Clinic, Inc., Profit Sharing Plan; and (ii) 51,900 shares of common stock issuable upon the exercise of options to purchase shares of common stock.

(13)	Includes 2,377,992 shares of common stock issuable upon the exercise of options and warrants.

EXECUTIVE COMPENSATION

EMPLOYMENT CONTRACTS AND AGREEMENTS

In 2002, the Compensation and Benefits Committee and the Board of Directors approved the terms of employment contracts and authorized Andrew T. Melton, member of the Compensation and Benefits Committee, to finalize and execute employment agreements for Messrs. Cossey and Montesi. The employment agreement with Mr. Cossey expired by its terms as of December 31, 2004; however, it is expected that Mr. Cossey will soon enter into a new employment agreement with ThermoEnergy. There can be no assurance that a new employment agreement will have terms similar to those contained in the expired employment agreement. The general terms of the expired employment agreement with Mr. Cossey provided for a contract term of five years, with a beginning base compensation of $200,000 with 15% annual increases. The employment agreement also provided that Mr. Cossey would also be eligible for discretionary incentive compensation of up to 100% of his base salary, as determined by the Compensation and Benefits Committee. In addition, the expired employment agreement provided that, upon the occurrence of a change in control of ThermoEnergy, Mr. Cossey would have been entitled to a lump sum payment of five years’ base compensation from the date of a change of control, as well as an immediate vesting of all unvested stock options and/or restricted stock grants. Mr. Cossey may also receive periodic performance compensation upon the occurrence of certain significant events. Deferred compensation aggregating $2,986, $5,492 and $3,848 was accrued during the periods ended December 31, 2004, 2003 and 2002, respectively, pursuant to the interest provisions of present and past employment agreements.

In 1998, ThermoEnergy executed an employment agreement with Mr. Fassbender. The general terms of the employment agreement provide for a continuous three-year term, with a beginning base compensation of $135,000 with 15% annual increases. Mr. Fassbender will also be eligible for discretionary incentive compensation of up to 50% of his base salary, as determined by the Compensation and Benefits Committee. According to the terms of the employment agreement approved by the Compensation and Benefits Committee and the Board of Directors, upon the occurrence of a change in control of ThermoEnergy, Mr. Fassbender shall be entitled to a lump sum payment of 2.99 years’ base compensation from the date of a change of control. In addition, all of Mr. Fassbender’s unvested stock options and/or restricted stock grants shall immediately vest on the date of a change of control.

ThermoEnergy is the sole beneficiary of a $500,000 and a $1,000,000 key man life insurance policy on the lives of Messrs. Cossey and Fassbender, respectively.

QUALIFIED 1997 PLAN

The directors and shareholders approved a the 1997 Plan that (i) permits incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, to be granted from a pool of 750,000 shares of common stock of ThermoEnergy; and (ii) provides for an automatic grant of 1,000 options for non-employee directors. The 1997 Plan was amended during 2001 to change the automatic grant to non-employee directors to 2,000 options and again in 2004 to change this to 3,000 options.

The automatic grants are for non-qualified options exercisable into 3,000 shares of common stock to be awarded, automatically, without further action by the Board of Directors or the Compensation and Benefits Committee on the third business day following the date of each Annual Meeting of Shareholders for each non-employee director. Each 3,000 share option granted to a non-employee director will become exercisable beginning one year from the date of the Annual Meeting of Shareholders on which the date of the options were granted. If a non-employee director is elected by the Board of Directors to begin serving as director on a date not coincident with the annual meeting date, the new director will be granted an initial 3,000 share options as of the date of his first Board of Directors meeting; however, his options will become exercisable one year from the date of the annual meeting at which he is first elected by the shareholders and he will not receive an additional grant of options upon his first election to the Board of Directors.

The 1997 Plan provides that the exercise price of each option must be at least equal to the fair market value of the common stock as of the date the option is granted and requires that all options have an expiration date not later than the date which is one day before the tenth anniversary of the date of the grant of the options. However, with certain limited exceptions, an option holder’s incentive options immediately terminate if the option holder ceases to be associated with ThermoEnergy, or engages in or is involved with any business similar to that of ThermoEnergy.

NON-QUALIFIED STOCK OPTIONS

Upon recommendation of the Compensation and Benefits Committee, the Board of Directors may grant non-qualified stock options to employees of ThermoEnergy and to non-employees as compensation for services and various types of assistance to ThermoEnergy. In 2004, each of ThermoEnergy’s non-employee directors received 40,000 non-qualified stock options. These options are exercisable at $0.90 per share, which was the fair market value of the common stock on the date of grant. The Board of Directors did not grant any non-qualified stock options in 2003 or 2002. On February 9, 2004, the Board of Directors granted 50,000 non-qualified stock options to a director, Jerald H. Sklar (who resigned in February 2005), in payment for certain legal fees not paid in cash. These options are exercisable at $0.50 per share, which was the fair market value at the date of the grant, and have a term of five years. All exercise prices for options and fair market values of ThermoEnergy’s common stock have been restated for the effect of the 10% common stock dividend during 2002.

OTHER BONUSES

Bonuses may be paid to employees at the recommendation of the Compensation and Benefits Committee and upon approval by the Board of Directors if, in its discretion, the performance of an individual or the circumstances of ThermoEnergy merits payment of additional compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation paid by ThermoEnergy for the years ended December 31, 2004, 2003 and 2002 for the Chief Executive Officer and the two most highly compensated executive officers of ThermoEnergy. These were ThermoEnergy’s only employees during 2004.

	Annual Compensation					Long-Term Compensation
						Awards		Payouts
Name & Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Primo L. Montesi President, Treasurer and Principal Financial Officer	2004 2003 2002	$132,250 232,251 201,611	(2) (1) (1)	— — —	— — —	— — —	— — —	— — —	— — —

Dennis Cossey Chief Executive Officer and Secretary	2004 2003 2002	$267,275 232,483 201,877	(1) (1) (1)	— — —	— — —	— — —	— — —	— — —	— — —

Alexander G. Fassbender Executive Vice President of Technology	2004 2003 2002	$250,211 236,874 205,318	(1) (1)	— — —	— — —	— — —	— — —	— — —	— — —

(1)	Includes accrued salary plus accrued compensation expense pursuant to the interest provisions of the individual’s employment agreement.

(2)	Mr. Montesi died on June 24, 2004.

Exercise prices for options have been adjusted for the 10% common stock dividend during 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

No stock options or stock appreciation rights were granted in 2004 to ThermoEnergy’s executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table shows the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 2004 by ThermoEnergy’s executive officers named in the Summary Compensation Table. The table also shows the number of shares covered by exercisable and unexercisable options held by executives on December 31, 2004 and the aggregate gains that would have been realized had these options been exercised on December 31, 2004, even though these options were not exercised and the unexercisable options could have been exercised on December 31, 2004.

During 2004, the Board of Directors extended the exercise date by an additional five years for 150,000 stock options granted to Mr. Montesi and 150,000 stock options granted to Mr. Cossey during 1999.

			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-The-Money Options/SARs at FY-End (1) ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dennis Cossey	—	—	797,500	—	—	—
Primo L. Montesi	—	—	797,500	—	—	—
Alexander G. Fassbender	—	—	412,500	—	—	—

(1)	There were no in-the-money options at December 31, 2004. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the securities that are authorized for issuance under the equity compensation plans of ThermoEnergy as of December 31, 2004:

Equity Compensation Plan Table as of December 31, 2004

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column
Equity Compensation plans approved by security holders

1997 Stock Option Plan	55,100	$2.10	695,000

Equity Compensation plans not approved by security holders

Stock options	2,510,600	$2.65	0

Warrants	1,711.104	$.30	0

Total	4,276,804	$1.70	695,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 2003, ThermoEnergy entered into a license agreement with Alexander G. Fassbender, the Executive Vice President of Technology, as the inventor of certain patents and patent applications that ThermoEnergy has been using. This agreement formalized the arrangements under which ThermoEnergy and Mr. Fassbender have been operating for a number of years. Under this license agreement, Mr. Fassbender granted to ThermoEnergy an exclusive license in the patents and patent applications for ThermoFuel and Enhanced Biogas Production in the United States and the foreign countries in which applications are pending. In addition to ThermoEnergy’s financial obligations under its employment agreement with Mr. Fassbender, ThermoEnergy must pay a royalty of 1% of net sales after the cumulative sales of all licensed products exceed $20,000,000. Beginning in 2008 and each year thereafter, Mr. Fassbender may terminate the license agreement if ThermoEnergy has not sold or leased a licensed product in the respective year.

ThermoEnergy’s Board of Directors has adopted a policy whereby any future transactions between ThermoEnergy and any of its subsidiaries, affiliates, officers, directors, principal shareholders and any affiliates of the foregoing will be on terms no less favorable to ThermoEnergy than could reasonably be obtained in “arm’s-length” transactions with independent third parties.

AUDIT COMMITTEE

The Audit Committee’s Report for 2004 follows:

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of the following three independent outside directors: Andrew T. Melton, Chairman, Dr. Louis J. Ortmann and John F. Corcoran. The Audit Committee serves at the pleasure of the Board of Directors. It held one formal meeting with respect to the fiscal year 2004, and its report for the year 2004 follows:

The Audit Committee reviews the financial reporting process of ThermoEnergy Corporation (the “Company”) on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee monitors these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent auditors, including a review of the significant management judgments underlying the financial statements and disclosures. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Audit Committee discussed with the independent auditors, the auditors’ independence from the Company and its management, and also considered whether the non-audit services performed during fiscal year 2004 by the independent auditors is compatible with maintaining the accountants’ independence. The independent auditors have provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee discussed with the Company’s independent auditors the overall scope and plans for its audit. The Committee met with the independent auditor, with and without management present, to discuss the results of its examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The independent auditors report to us and to the Board. The Audit Committee has sole authority to appoint (subject to shareholder ratification) and to terminate the engagement of the independent auditors. Following a review of the independent auditors’ performance and qualifications, including management’s recommendation, the Audit Committee approved the reappointment of Kemp and Company as the Company’s independent auditing firm for the 2005 fiscal year.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee

Andrew T. Melton, Chairman

Dr. Louis J. Ortmann

John F. Corcoran

AUDIT FEES

Fees for all services billed by Kemp & Company during 2004 and 2003 are as follows:

	2004	2003	2002
Audit fees	$34,000	$33,000	$29,000
Audit-related fees	-0-	-0-	-0-
Tax fees	500	500	500
All other fees	-0-	-0-	-0-

Audit fees related to the audit of ThermoEnergy’s annual financial statements and for the review of the financial statements included in the Quarterly Reports on Form 10-QSB. Tax fees consisted solely of tax compliance services.

II. PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The next proposal on the agenda for the Annual Meeting of Shareholders will be ratification of the appointment of Kemp & Company as ThermoEnergy’s independent auditors for fiscal year 2005.

Kemp & Company served in this capacity for fiscal year 2004, and has reported on ThermoEnergy’s financial statements.

A representative of Kemp & Company is expected to be present at the Annual Meeting of Shareholders. The representative will have the opportunity to make a statement at the meeting if he desires to do so and is expected to be available to respond to appropriate questions.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

While not reflected in the current version of the Audit Committee charter, the following describes the current policies adhered to by the Audit Committee for pre-approval of audit and permissible non-audit services. Such policies will be reflected in an amended version of the Audit Committee charter, upon approval by the Board.

Audit Services. All audit services must be pre-approved by the Audit Committee. The Audit Committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

Non-Audit Services. The Audit Committee’s policy is to pre-approve all permissible non-audit services provided by the independent auditors. These services may include audit-related services, tax services and other services. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFYING THE APPOINTMENT OF KEMP & COMPANY AS PRINCIPAL INDEPENDENT AUDITORS FOR 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules promulgated thereunder require the ThermoEnergy’s officers and directors and persons who own more than 10% of its common stock (“Reporting Persons”) to file reports of ownership and changes in beneficial ownership with the Securities and Exchange Commission and to furnish to ThermoEnergy copies of all such filings.

Based solely on its review of the copies of such reports and written representations from Reporting Persons that certain reports were not required to be filed by such persons, ThermoEnergy believes that, except as noted below, all of its Reporting Persons timely filed reports required by Section 16(a) of the Exchange Act with respect to transactions during the fiscal year ended December 31, 2004. On January 14, 2004, Mr. Montesi, who was then the President of ThermoEnergy, filed two Forms 4 to report disgorgement of short-swing profits, as reported on ThermoEnergy’s Proxy Statement on Schedule 14A for the fiscal year ended December 31, 2003.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment in such matters.

May 20, 2005

Little Rock, Arkansas

APPENDIX A

THERMOENERGY CORPORATION

AUDIT COMMITTEE CHARTER

Primary responsibility for ThermoEnergy Corporation’s (the “Company”) financial reporting lies with senior management, with oversight of the Board of Directors. To help the Board of Directors carryout this oversight responsibility, an Audit Committee consisting of independent directors has been established. The Committee is comprised entirely of outside directors (currently three) who are independent of management; who have broker/dealer or related financial or management expertise; who are not large customers, and who have access to independent outside legal counsel (if requested).

The Audit Committee has oversight responsibility of the Company’s internal and external audit functions and, in such capacity; the Chairman of the Audit Committee (who is appointed by the Chairman) will maintain direct access and communications with the Chief Financial Officer. The duties and responsibilities of the Company’s Audit Committee are presented as they pertain to the following:

1. Oversee the Company’s internal accounting and operational controls, including assessment of strategic, financial, operational, and compliance risk management, as well as financial and regulatory reporting.

2. Ratify the selection of the Independent Public Accountants (“IPAs”) and Chief Financial Officer, and assess their performance on an ongoing basis.

3. Review the financial statements and audit findings and take actions considered appropriate by the Committee and the Board.

4. Perform other oversight functions as requested by the full Board of Directors.

5. Report activities performed to the full Board of Directors.

Responsibilities

1. Oversee the company’s internal accounting and operational controls, including assessment of strategic, financial, operational, and compliance risk management, as well as financial and regulatory reporting.

A) The Chairman of the Committee or, if not present, the senior outside Director present shall preside at all meetings of the Committee. The Committee will meet on a regular basis (quarterly) and special meetings will be called, as circumstances require. For the transaction of business at any meeting of the Committee, two members shall constitute a quorum. The Committee will meet privately with the Chief Financial Officer and the IPAs to review their findings and management’s action plans to ensure that management has appropriately implemented internal control recommendations made by internal and external auditors.

B) The Committee will ensure management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities.

C) The Committee will review the assessment of risks as described in the audit risk model and supporting Annual Audit Plan.

D) The Committee will review with the Chief Financial Officer and the IPAs their integrated Annual Audit Plan, including the degree of coordination and integration between the respective parties. The Committee will inquire as to the extent to which the planned audit scope can be relied upon to detect fraud, non-compliance with state and federal laws and regulations, non-compliance with SEC and NASD guidelines, or weaknesses in internal accounting and operational controls.

E) The Committee will discuss with the Chief Financial Officer and the IPAs what steps are planned for providing an assessment of strategic, financial, operational, and compliance risk management, as well as financial and regulatory reporting.

F) The Committee will discuss with the Chief Financial Officer and the IPAs what steps are planned for a review of the Company’s Information Technology (IT) procedures and controls, including computer systems and applications, the security of such systems and applications, the contingency plan for processing data in the event of a systems breakdown, as well as to the specific programs to protect against computer fraud or misuse from both within and outside the Company.

G) The Committee will discuss with the Chief Financial Officer and the IPAs what steps are planned for review of in-house policies and procedures, and compliance with such policies and procedures, for compliance with regulatory capital requirements and related dividend restrictions, for compliance with the Conflict of Interest and Code of Conduct policies, for compliance with officer travel and entertainment policies, and for compliance with Insider Trading policies by Directors, Stockholders, and Officers. The Committee will inquire as to the result of these reviews, and, if appropriate, review a summarization of the exceptions identified for the period under review.

H) The Committee will instruct the Chief Financial Officer and the IPAs that the Committee expects to be advised if there are any areas that require special attention or occurrences of fraud, illegal acts, deficiencies in internal control, or irregularities.

I) The Committee will instruct the Chief Financial Officer and the IPAs to advise the Committee when the Company seeks a second opinion on a significant accounting issue.

J) The Committee will instruct the Chief Financial Officer and the IPAs to advise the Committee when the IPAs are hired to perform Management Consulting Services, and to report the nature and timing of such work.

K) The Committee will meet with the Company’s General Counsel and Chief Executive Officer to discuss its risk management policies, procedures and insurance coverage,

including Director and Officer Liability, property and casualty loss, errors and omissions, and surety bonds.

2. Select the Independent Public Accountants and Chief Financial Officer, and Assess their Performance on an Ongoing Basis.

A) The Committee will approve the selection of and the fees paid to the Independent Public Accountants (IPAs) for Company. The Committee will obtain opinions on the performance of the public accounting firm from appropriate management representatives and the Chief Financial Officer. Based upon the evaluation of the IPA’s performance, recommend that the Board replace the IPA.

B) The Committee will ensure the IPAs understand their direct accountability to the Board of Directors and the Committee.

C) The Committee will inquire as to the extent to which IPAs other than the principal auditors are to be used and understand the rationale for using them. The Committee will request that their work be coordinated and that the Chief Financial Officer performs an appropriate review of their work.

D) The Committee will ensure that the IPAs submit a formal written statement delineating all relationships with the Company. The Committee will be responsible for reviewing any disclosed relationships that may impact the objectivity and independence of the IPAs. The Committee will be responsible for recommending to the Board of Directors that appropriate action be taken in response to the outside auditor’s report to satisfy itself of the IPAs independence.

E) The Committee will also review management’s evaluation of the factors related to the independence of the IPAs and review management’s plans for engaging the IPAs to perform management advisory services during the year, if any.

F) The Committee will review the appointment and dismissal of the Chief Financial Officer. The Committee will annually review and approve the performance evaluation of the Chief Financial Officer after consulting with the Chairman and Chief Executive Officer

3. Review the Financial Statements and Audit Findings, and take actions considered appropriate by the Committee and the Board. This review, taking into account the small size and fact that the Company has no earnings on the date that this Charter is adopted will take the following actions or their substantial equivalent:

A) Obtain from management explanations for all significant variances in the financial statements between years, and will consider whether the data is consistent with the Management’s Discussion and Analysis (MD&A) section of the annual report.

B) Exercise oversight of the quarterly reporting process prior to the release of quarterly earnings.

C) Inquire from management and the IPAs as to and request an explanation of any changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, Securities and Exchange Commission, NASD or other governing bodies that have an effect on or oversight over the financial statements of Company.

D) Inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements, and also inquire of management and the IPAs if there were any significant financial reporting issues discussed during the accounting period reported and, if so, how they were resolved.

E) Meet regularly with the Company’s inside and outside legal counsel, when appropriate, to discuss legal matters that may have a significant impact on the financial statements and on risk management.

F) Review the significant reports to management prepared by the internal auditing department and management’s responses.

G) Meet privately with the IPAs to request their opinion of various matters, including the quality of financial and accounting personnel and the internal audit staff.

H) Determine what the IPAs greatest concerns were and if any matters should be discussed with the Committee that have not been raised or covered elsewhere.

I) Review the letter(s) of management representations given to the IPAs and inquire whether the IPAs encountered any difficulties in obtaining the letter(s) or any specific representations therein.

J) Discuss with management and the IPAs the substance of any significant issues raised by in-house and outside counsel concerning litigation, contingencies, claims, or assessments to the end that the Committee will understand how such matters are reflected in the Company’s financial statements.

K) Determine the open years on federal income tax returns and whether there are any significant items that have been or might be challenged by the IRS or State(s), and inquire as to the status of the related tax reserves.

L) Review with management the Form 10-K and the MD&A section of the annual report; inquire as to the extent to which the IPAs reviewed each and further inquire of the IPAs if the other sections of the annual report to stockholders and Form 10-K are consistent with the information reflected in the financial statements.

M) Consider with the Board of Directors, whether the IPAs should meet with the full Board to discuss any matters relative to the financial statements and to answer any questions that other directors might have.

N) Instruct the IPAs to communicate any other known matters that require the attention of the Committee or the full Board of Directors.

4. Perform Other Oversight Functions as Requested by the Full Board of Directors.

A) The Committee will, if necessary institute special investigations and, if appropriate, hire special counsel or experts to assist.

B) The Committee will review and update the charter and receive approval of changes from the full Board of Directors.

C) The Committee will recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report and Form 10-K for the last fiscal year for filing with the Commission.

D) The Committee will review the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

5. Report Activities Performed to the Full Board of Directors.

A) The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis.

B) The Chairman of the Audit Committee will describe the Committee’s significant activities during the year in a letter to the Board of Directors.

C) The Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

PROXY

THERMOENERGY CORPORATION — ANNUAL MEETING OF SHAREHOLDERS

JUNE 16, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dennis C. Cossey with full power of substitution, as proxy of the undersigned, to vote all common shares held of record by the undersigned or which the undersigned is entitled to vote, as designated below and upon all subjects that may properly come before the meeting, at the Annual Meeting of Shareholders of ThermoEnergy Corporation, to be held 10:00 a.m., local time, on June 16, 2005, and any adjournments and postponements of said meeting.

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

1.	Election of Directors to serve a three-year term until the 2008 Annual Meeting of Shareholders, or until their respective successors are elected or appointed.

FOR	WITHHOLD	FOR ALL EXCEPT (STRIKE A LINE THROUGH NOMINEE NAME)
☐	☐	☐

Nominees:

ANDREW T. MELTON
ALEXANDER G. FASSBENDER

2.	To consider and act upon a proposal to ratify, confirm and approve the selection of Kemp & Company as the independent certified public auditors of the Company for fiscal 2005.

FOR	AGAINST	ABSTAIN
☐	☐	☐

I plan to attend in person	☐	Mark box at right if comments or address change ☐
I do not plan to attend in person	☐

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE COMMENTS?

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL NO. 2 AS SET FORTH IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Date:                     , 2005

Stockholder sign here	Co-owner sign here

Please sign exactly as your name(s) appear(s) on the Proxy. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or here title.